Exhibit 99.1

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NYSE Euronext Announces Second Quarter 2008 Financial Results

—Higher Q2 revenues, net income, and earnings per share

from increased transaction volume and expense management—

Conference Call, Friday, Aug. 1, 2008, 8:00a.m. (New York, EST)/2:00p.m. (Paris, CET)

NEW YORK – August 1, 2008 – NYSE Euronext (NYX) today reported net income of $195 million, or $0.73 per diluted share, for the quarter ended June 30, 2008, a $34 million or 21% increase as compared to net income of $161 million, or $0.62 per diluted share, for the quarter ended June 30, 2007. These results are presented in accordance with U.S. generally accepted accounting principles (GAAP).

“Building on a record first quarter, we continued to experience strong customer demand across our core businesses and to execute well against our corporate strategy,” said Duncan L. Niederauer, Chief Executive Officer, NYSE Euronext. “Our results reflect the strength and earnings potential of our highly diverse business model and our ability to post gains even in the most challenging times. While maintaining our focus on expense management, we have strengthened our trading infrastructure and competitive position with investments in new technology. We have also made strategic investments to extend our global footprint, including the 25% stake in Qatar’s Doha Securities Market, and have laid the groundwork for our U.S. futures businesses.”

On a pro forma non-GAAP basis, excluding merger expenses, exit costs and other non-recurring items, net income of NYSE Euronext for the quarter ended June 30, 2008 would have been $200 million, or $0.75 per diluted share, a $29 million or 17% increase versus non-GAAP net income of $171 million, or $0.64 per diluted share, for the quarter ended June 30, 2007. A full reconciliation of these non-GAAP results is included in the attached tables.

Taking pro forma non-GAAP results and excluding the impact of exchange rates, as well as acquisitions and dispositions of businesses and equity investments for the period, NYSE Euronext’s revenues, net of activity assessment fees, for the quarter ended June 30, 2008 increased $114 million, or 12%, compared to the quarter ended June 30, 2007. On the same basis, NYSE Euronext’s operating income increased $28 million, or 10%. Fixed operating expenses (defined as operating expenses, net of Section 31 fees, merger expenses, exit costs, liquidity payments, routing and clearing fees, and excluding regulatory fine income) decreased $19 million, or 4%, compared to the quarter ended June 30, 2007. Please refer to the table entitled “Normalized operating income including non-GAAP financial measures.”

“NYSE Euronext remains on track to achieve technology and non-technology savings’ targets related to the NYSE-Euronext merger, and we expect to realize future synergy opportunities from the pending AEMS and American Stock Exchange transactions,” said Michael S. Geltzeiler, Group Executive Vice President and Chief Financial Officer, NYSE Euronext. “Beyond the cost saves, we are also committed to investing in growth, which includes broadening our product and service portfolio in both core businesses and new ventures. Our capital allocation will be appropriately balanced between investing in our future and returning capital to our shareholders, as evidenced by our $1 billion stock repurchase program.”

Other Financial Highlights

•	Included in the GAAP results for the quarter ended June 30, 2008 were $38 million of pre-tax merger expenses and exit costs (primarily severance charges incurred in connection with a voluntary resignation incentive program), as compared to $16 million in the comparable period a year ago. In addition, the GAAP results for the quarter ended June 30, 2008 were favorably impacted by the reversal of a $36 million accrual relating to certain litigation between a former Chairman & CEO and the NYSE, which was finally terminated on July 31, 2008.

•

On a non-GAAP basis, net transaction revenues (defined as cash and derivatives trading revenues net of liquidity payments and routing and clearing expenses) increased $60 million or 17% for the three months ended June 30, 2008 versus the year ago period and are up 28% on a year-to-date basis.

•

In May, NYSE Euronext completed the statutory buy-out of the remaining minority Euronext shareholders who held approximately 2% of the shares of Euronext N.V. for an aggregate consideration of €252 million ($389 million). As a result of this buy-out, Euronext N.V. and its subsidiaries are now wholly-owned by NYSE Euronext.

•

As a result of the Euronext transaction, and following the reorganization of certain of our businesses, the effective tax rate of NYSE Euronext on a non-GAAP basis was 27% for the three months ended June 30, 2008 as compared to 32% for the same period a year ago. For the balance of the year, NYSE Euronext anticipates providing income taxes at an effective tax rate of 29%.

•

As of June 30, 2008, NYSE Euronext had a strong financial position with $1.3 billion of cash, cash equivalents, investment and other securities (including $155 million related to Section 31 fees collected from market participants and due to the SEC) and $3.0 billion in debt obligations.

•

On April 11 and May 21, NYSE Euronext successfully launched a 7-year €750 million ($1,181 million) bond issue in the Euro market and priced a 5-year $750 million underwritten public offering of senior notes in the U.S., respectively. These offerings enabled NYSE Euronext to lengthen the maturity profile of its debt and to fix approximately 65% of its total debt at a weighted average interest rate of 5.1%. This compares to NYSE Euronext’s average variable borrowing rate of 3.7% on commercial paper for the quarter.

•

American Stock Exchange (Amex) members overwhelmingly approved the proposed merger with NYSE Euronext. The transaction is expected to close in the third quarter of 2008 following SEC approval. While we anticipate Amex to generate operating losses for the balance of this year, we expect the transaction to produce $100 million in run-rate savings and to be accretive by the end of 2009.

•

Following the close of the Amex transaction, NYSE Euronext intends to implement the previously announced $1 billion stock repurchase program, in accordance with SEC rules and subject to strategic and credit considerations.

•

On July 31, 2008, the NYSE Euronext Board of Directors approved a resolution to remove the transfer restrictions on approximately 42 million common shares issued in connection with the merger of NYSE and Archipelago, effective upon closing of the Amex transaction. The restrictions on these shares, which represent approximately 16%

of the 266 million total common shares outstanding as of June 30, 2008, were originally scheduled to lapse on March 7, 2009.

•	NYSE Euronext will make a $0.30 quarterly dividend payment on September 30, 2008 to shareholders of record as of September 15, 2008.

Key Business Highlights

•

The SEC published NYSE’s proposal to provide customers with a competitive trading experience and the highest level of market quality that is currently available in U.S. markets. The next generation NYSE will offer a balanced combination of high-tech for fast, automated and anonymous order execution, and high-touch for discovering and improving prices, dampening volatility, adding liquidity and enhancing value to customers.

•

Within an increasingly competitive European landscape, Euronext has launched a new pricing package, which enables its high frequency traders to save up to 30% of trading fees and introduced co-location service, internalization service within the central orderbook and sub-cent trading.

•

The Universal Trading Platform (UTP), planned for introduction later this year for European cash equities trading, will be one of the newest and most advanced trading platforms in the industry and provide scalability, greater capacity, very low latency and higher speed trading for customers.

•

In the third quarter, Euronext – together with BNP Paribas and HSBC – will launch “SmartPool.” The New York Block Exchange, NYSE Euronext’s joint venture with BIDS Trading, is expected to launch in the fourth quarter. These ventures are both designed to improve execution quality and access to liquidity in block trading on NYSE Euronext’s markets.

•

The State of Qatar and NYSE Euronext entered a strategic partnership to build a new, internationally integrated cash and derivatives exchange in Doha, providing NYSE Euronext with a valuable presence in the Middle East. As part of the agreement, projected to close in the fourth quarter of 2008, NYSE Euronext will purchase a 25% stake in the Doha Securities Market (DSM) for $250 million and will provide the technology platform and management services for both the DSM’s equities and derivatives markets on agreed upon commercial terms.

•

In August 2008, NYSE Euronext expects to close the acquisition of the remaining 50% stake in Atos Euronext Market Solutions (AEMS) owned by Atos Origin, effectively completing the insourcing of its European technology operations and enabling the integration of AEMS into NYSE Euronext Advanced Trading Solutions.

•

NYSE Euronext Advanced Trading Solutions, which also includes TransactTools, Wombat and SFTI, announced agreements to build and implement exchange technology for Bursa Malaysia, Tokyo Stock Exchange, and the Philippine Stock Exchange.

•	Following the purchase of CME Group’s precious metals business, NYSE Euronext hired Thomas Callahan to head its US futures business, NYSE Liffe. NYSE Euronext is further advancing the growth of this platform by meeting with current and prospective customers and committing to a significant investment to establish the business. The CFTC is expected to approve NYSE Liffe as a Designated Contract Market (DCM) in the third quarter.

•

The SEC approved a NYSE plan for a new data product, NYSE Realtime Reference Prices, which allows media and Internet organizations to buy real-time, last-sale market data and provide it broadly and free of charge to the public. CNBC, Google Finance and nyse.com are now displaying NYSE Realtime stock prices on their respective websites.

•

Liffe, the international derivatives business of NYSE Euronext, announced plans to launch Credit Default Swap (CDS) contracts on BClear in the fourth quarter of 2008, which will allow OTC transactions to be negotiated and booked into a secure exchange and clearing house environment, thereby reducing counter-party risk.

NYSE Euronext Market Summary

Global Cash Equities: NYSE Euronext’s cash markets trade more shares than any other equities marketplace in the world, representing over one-third of all cash equities trading globally.

•	During the second quarter of 2008, NYSE Euronext’s European cash markets experienced record trading volume of 88 million trades, and a total volume growth of 17% over the same period a year ago.

¡

Year-to-date, our European exchanges experienced an increase of 28% in total trade volume supported by cash equities up 29%, ETFs up 47% and structured products (warrants and certificates) up 3%, compared to the same period a year ago.

•	During the second quarter of 2008, NYSE Euronext’s U.S. cash markets experienced total volume growth of 7% over the same period a year ago.

¡

Market share of matched transactions for NYSE-listed securities was 47%, compared to Nasdaq at 22% during the second quarter of 2008. Market share of matched transactions for NYSE-listed securities was 52% for the first quarter of 2008.

¡

NYSE Euronext’s U.S. cash markets also produced a year-to-date handled volume increase of 20% in overall equities trading, which included increases of 16% in NYSE listed securities, 114% in NYSE Arca & Amex listed securities and 68% in ETFs.

¡	In June 2008, NYSE Euronext’s U.S. cash markets traded more volume than any other U.S. exchange, including Nasdaq, in 99.4% of the individual NYSE-listed issues.

Global Derivatives: Liffe and NYSE Arca Options had exceptional growth in the second quarter and first half of 2008.

•

In the second quarter of 2008, total Liffe transaction volume increased 22% compared to the same period a year ago. Year-to-date, Liffe continued its strong performance with new trading records, increasing total contracts traded by 25% compared to the year ago period. Volumes in interest rate products rose 33%, equity products (single stocks and indices) up 16% and commodities grew 20%.

•

In the second quarter of 2008, NYSE Arca Options experienced total volume growth of 38% compared to the second quarter of 2007. Year-to-date, NYSE Arca continues to outpace broader industry volumes with a volume growth of 54% over the same period last year compared to total consolidated volume growth of 41%.

Global Listings: Through first half of 2008, NYSE Euronext remained by far the world’s leading exchange group with nearly 4,100 listed issuers representing approximately $26.7 / €17.1 trillion in total global market capitalization.

•

Year-to-date, NYSE Euronext is the global leader in IPO proceeds with capital raised on our markets totaling $26.4 billion/€16.7 billion, more than any exchange group in the world. In the second quarter of 2008, IPOs by operating companies raised a total of $6.7 billion//€4.3 billion on NYSE Euronext markets.

•

NYSE Euronext added 196 new listings and IPOs during the first half of 2008, including Visa (V), the largest IPO in U.S. history and EDP Renováveis (EDPR), the largest European IPO in terms of funds raised during the first half of 2008.

Analyst/Investor/Media Call: Friday, August 1, 2008, 8:00am (NY/EST)/2:00pm (Paris, CET)

A live audio webcast of the conference call will be available on the Investor Relations section of NYSE Euronext’s website, http://www.nyseeuronext.com/ir. Those wishing to listen to the live conference via telephone should dial-in at least 10 minutes before the call begins.

Live Dial-in Information:

United States: 866-700-0133

International: 617-213-8831

Passcode: 10961945

Audio replays of the conference call will be available approximately one hour after the call on the Investor Relations section of NYSE Euronext’s website, http://www.nyseeuronext.com/ir and by dial-in beginning approximately two hours following the conclusion of the live call.

Replay Dial-in Information:

United States: 888-286-8010

International: 617-801-6888

Passcode: 41477832

CONTACT : Media

+31.20.550.4488 (Amsterdam)

+32.2.509.1392 (Brussels)

+351.217.900.029 (Lisbon)

+44.20.7379.2789 (London)

+1.212.656.2411 (New York)

+33.1.49.27.11.33 (Paris)

CONTACT: Investor Relations

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+33.1.49.27.58.60 (Paris)

The results of operations of Euronext N.V. for the three months ended June 30, 2008 are reported under U.S. GAAP under the caption “European Operations” in the accompanying tables. Questions regarding Euronext N.V.’s results should be directed to Investor Relations (contact details provided above).

Note:

Based on second quarter 2008 non-GAAP net revenues (excluding activity assessment fees, and liquidity payments, routing and clearing fees), NYSE Euronext revenues from its primary business activities are represented below as a percentage of total net revenues:

•	Derivatives trading accounts for 22%

•	European cash trading accounts for 20%

•	U.S. cash trading accounts for 11%

•	Market data accounts for 13%

•	Listing accounts for 12%

•	Software and technology services accounts for 15%

To supplement NYSE Euronext’s consolidated financial statements prepared in accordance with GAAP and to better reflect period-over-period comparisons, NYSE Euronext uses non-GAAP financial measures of performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure, calculated and presented in accordance with GAAP. Non-GAAP financial measures do not replace and are not superior to the presentation of GAAP financial results, but are provided to (i) present the effects of certain merger expenses and exit costs, and other non-recurring items, and (ii) to improve overall understanding of NYSE Euronext’s current financial performance and its prospects for the future. Specifically, NYSE Euronext believes the non-GAAP financial results provide useful information to both management and investors regarding certain additional financial and business trends relating to financial condition and operating results. In addition, management uses these measures for reviewing financial results and evaluating financial performance. The non-GAAP adjustments for all periods presented are based upon information and assumptions available as of the date of this release.

About NYSE Euronext

NYSE Euronext (NYX) operates the world’s leading and most liquid exchange group, and seeks to provide the highest levels of quality, customer choice and innovation. Its family of exchanges, located in six countries, includes the New York Stock Exchange, the world’s largest cash equities market; Euronext, the Eurozone’s largest cash equities market; Liffe, Europe’s leading derivatives exchange by value of trading; and NYSE Arca Options, one of the fastest growing U.S. options trading platforms. NYSE Euronext offers a diverse array of financial products and services for issuers, investors and financial institutions in cash equities, options and derivatives, ETFs, bonds, market data, and commercial technology solutions. As the world’s largest exchange group by number of listings and market capitalization, NYSE Euronext is home to nearly 4,100 listed companies representing a combined $26.7 / 17.1€ trillion (as of June 30, 2008) in total global market capitalization, more than four times that of any other exchange group. NYSE Euronext’s equity exchanges transact an average daily trading value of approximately $157.0 /102.7€ billion (as of June 30, 2008), which represents more than one-third of the world’s cash equities trading. NYSE Euronext is part of the S&P 500 index and the only exchange operator in the S&P 100 index. For more information and free real-time stock prices for all NYSE-listed securities, please visit www.nyx.com.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYSE Euronext’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYSE Euronext’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYSE Euronext’s results to differ materially from current expectations include, but are not limited to: NYSE Euronext’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Euronext’s reference document for 2007 (“document de référence”) filed with the French Autorité des Marchés Financiers (Registered on May 15, 2008 under No. R. 08-054), 2007 Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission or the French Autorité des Marchés Financiers. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Euronext that the projections will prove to be correct. This press release speaks only as of this date. NYSE Euronext disclaims any duty to update the information herein.

NYSE Euronext

Condensed consolidated statements of income in accordance with U.S. GAAP (unaudited)

(in millions, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
Revenues
Activity assessment	$41	$115	$143	$301
Cash trading	511	386	1,074	636
Derivatives trading	230	185	500	197
Listing	98	99	196	189
Market data	105	106	209	169
Software and technology services	119	92	226	117
Regulatory	14	57	28	107
Other	35	37	72	64

Total revenues	1,153	1,077	2,448	1,780
Section 31 fees	(41)	(115)	(143)	(301)
Merger expenses and exit costs	(38)	(16)	(55)	(27)
Compensation	(182)	(207)	(394)	(313)
Liquidity payments	(255)	(163)	(529)	(299)
Routing and clearing	(65)	(54)	(134)	(98)
Systems and communications	(98)	(82)	(194)	(109)
Professional services	(34)	(32)	(71)	(53)
Depreciation and amortization	(65)	(71)	(126)	(106)
Occupancy	(32)	(34)	(68)	(55)
Marketing and other	(50)	(52)	(95)	(73)
Regulatory fine income	—	4	2	9

Operating income	293	255	641	355
Net interest and investment loss	(24)	(23)	(43)	(14)
Gain on sale of equity investment	—	2	2	2
Income from associates	—	2	1	3
Other income	9	9	19	13

Income before income tax provision and minority interest	278	245	620	359
Income tax provision	(78)	(78)	(180)	(124)
Minority interest	(5)	(6)	(14)	(6)

Net income	$195	$161	$426	$229

Basic earnings per share	$0.73	$0.62	$1.60	$1.10
Diluted earnings per share	$0.73	$0.62	$1.60	$1.09
Basic weighted average shares outstanding	266	259	266	208
Diluted weighted average shares outstanding	266	260	266	209

NYSE Euronext

Condensed combined statements of income including non-GAAP financial measures (unaudited)

(in millions, except per share data)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future. Please refer to the table entitled “Reconciliation of non-GAAP Financial Measures to GAAP Measures (unaudited)”

	Three months ended June 30, [a]			Six months ended June 30, [a]
	2008		2007	2008		2007
	Pro Forma Combined		Pro Forma Combined	Pro Forma Combined		Pro Forma Combined
Revenues
Cash trading	$511		$390	$1,074		$756
Derivatives trading	230		190	500		382
Listing	98		99	196		194
Market data	105		108	209		213
Software and technology services	119		94	226		178
Regulatory	14		57	28		107
Other	35		37	72		74

Total revenues	1,112		975	2,305		1,904
Compensation	(218	) [b]	(211)	(430	) [b]	(406	) [c]
Liquidity payments	(255)		(165)	(529)		(328)
Routing and clearing	(65)		(54)	(134)		(98)
Systems and communications	(98)		(86)	(194)		(166)
Professional services	(34)		(33)	(71)		(65)
Depreciation and amortization	(65)		(72)	(126)		(143	) [d]
Occupancy	(32)		(35)	(68)		(72)
Marketing and other	(50)		(48)	(95)		(87)
Regulatory fine income	—		4	2		9

Operating income	295		275	660		548
Net interest and investment loss	(24)		(22)	(43)		(48	) [e]
Income from associates	—		—	1		4
Other income	9		9	19		16

Income before income tax provision and minority interest	280		262	637		520
Income tax provision	(75)		(85)	(182)		(174)
Minority interest	(5)		(6)	(14)		(16)

Net income	$200		$171	$441		$330

Basic earnings per share	$0.75		$0.65	$1.66		$1.25
Diluted earnings per share	$0.75		$0.64	$1.66		$1.24
Basic weighted average shares outstanding	266		265	266		265
Diluted weighted average shares outstanding	266		266	266		266

[a]	The results of operations on NYSE Euronext are presented as if the merger with NYSE Group and Euronext N.V. had been completed at the beginning of the earliest period presented.

Merger expenses and exit costs of $38 million and $16 million have been eliminated from the results of operations for the three months ended June 30, 2008 and 2007, respectively, and $55 million and $27 million for the six months ended June 30, 2008 and 2007, respectively, as they represent nonrecurring charges directly attributable to business combinations and other cost reduction initiatives. Activity assessment fees and Section 31 fees have not been presented as they have no impact on operating income or net income.

In addition, gains on sale of businesses and equity investments of $2 million have been eliminated from the results of operations for the three months ended June 30, 2007, and $2 million and $2 million for the six months ended June 30, 2008 and 2007, respectively, as they represent nonrecurring items.

[b]	Excludes $36 million of income from the reversal of an accrual relating to certain litigation between a former Chairman & CEO and the NYSE, which was finally terminated on July 31, 2008.
[c]	Includes a $13 million net curtailment gain in connection with the elimination of certain components of our postretirement plans in the U.S.
[d]	Includes amortization expense of $25 million related to the fair value of the identifiable intangible assets prior to the April 4, 2007 merger with Euronext.
[e]	Includes interest expense of $35 million on the NYSE Euronext debt incurred as part of the merger with Euronext for the period prior to the April 4, 2007 merger with Euronext.

NYSE Euronext

Condensed combined statements of income including non-GAAP financial measures (unaudited)

(in millions, except per share data)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	Three months ended June 30, 2008 [a]					Three months ended June 30, 2007 [a]
	US Operations		European Operations	Corporate Items [b]	Pro Forma Combined	US Operations		European Operations	Corporate Items [b]	Pro Forma Combined
Revenues
Cash trading	$356		$155	$—	$511	$268		$122	$—	$390
Derivatives trading	31		199	—	230	16		174	—	190
Listing	90		8	—	98	90		9	—	99
Market data	50		55	—	105	58		50	—	108
Other revenues	69		99	—	168	108		80	—	188

Total revenues	596		516	—	1,112	540		435	—	975
Liquidity payments, routing and clearing	(281)		(39)	—	(320)	(191)		(28)	—	(219)
Other operating expenses, net	(221	) [c], [d]	(265)	(11)	(497)	(238	) [c]	(235)	(8)	(481)

Operating income	$94		$212	$(11)	$295	$111		$172	$(8)	$275

	Six months ended June 30, 2008 [a]					Six months ended June 30, 2007 [a]
	US Operations		European Operations	Corporate Items [b]	Pro Forma Combined	US Operations		European Operations	Corporate Items [b]	Pro Forma Combined
Revenues
Cash trading	$749		$325	$—	$1,074	$517		$239	$—	$756
Derivatives trading	69		431	—	500	28		354	—	382
Listing	179		17	—	196	180		14	—	194
Market data	104		105	—	209	121		92	—	213
Other revenues	128		198	—	326	210		149	—	359

Total revenues	1,229		1,076	—	2,305	1,056		848	—	1,904
Liquidity payments, routing and clearing	(577)		(86)	—	(663)	(370)		(56)	—	(426)
Other operating expenses, net	(438	) [c], [d]	(517)	(27)	(982)	(460	) [c]	(454)	(16)	(930)

Operating income	$214		$473	$(27)	$660	$226		$338	$(16)	$548

[a]	The results of operations of NYSE Euronext are presented as if the merger with NYSE Group and Euronext had been completed at the beginning of the earliest period presented. Merger expenses and exit costs of $38 million and $16 million for the three months ended June 30, 2008 and 2007, respectively, and $55 million and $27 million for the six months ended June 30, 2008 and 2007, respectively, have been eliminated as they represent nonrecurring charges. Activity assessment fees and Section 31 fees have not been presented as they have no impact on operating income or net income.
[b]	Includes intercompany eliminations of charges between U.S. and Europe.
[c]	Includes regulatory fine income of $0 million and $4 million for the three months ended June 30, 2008 and 2007, respectively, and $2 million and $9 million for the six months ended June 30, 2008 and 2007, respectively.
[d]	Excludes $36 million of income from the reversal of an accrual relating to certain litigation between a former Chairman & CEO and the NYSE, which was finally terminated on July 31, 2008.

NYSE Euronext

Normalized operating income including non-GAAP financial measures (unaudited)

(in millions)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	Three months ended June 30, 2008 [a]				Three months ended June 30, 2007	Variance %
		Neutralizing the impact of
	Pro Forma Combined	Acquisitions & Dispositions [b]	Currency Translation [c]	Normalized Results
Revenues
Cash trading	$511	$(1)	$(21)	$489	$390
Derivatives trading	230	—	(3)	227	190
Listing	98	—	(1)	97	99
Market data	105	—	(5)	100	108
Other revenues	168	22	(14)	176	188

Total revenues	1,112	21	(44)	1,089	975	12%
Liquidity payments	(255)	—	—	(255)	(165)
Routing and clearing	(65)	—	—	(65)	(54)
Fixed operating expenses	(497)	4	27	(466)	(485)
Regulatory fine income	—	—	—	—	4

Operating income	$295	$25	$(17)	$303	$275	10%

Operating margin	26.5%			27.8%	28.2%

	Six months ended June 30, 2008 [a]				Six months ended June 30, 2007	Variance %
		Neutralizing the impact of
	Pro Forma Combined	Acquisitions & Dispositions [b]	Currency Translation [c]	Normalized Results
Revenues
Cash trading	$1,074	$(1)	$(43)	$1,030	$756
Derivatives trading	500	—	(10)	490	382
Listing	196	—	(2)	194	194
Market data	209	—	(10)	199	213
Other revenues	326	43	(25)	344	359

Total revenues	2,305	42	(90)	2,257	1,904	19%
Liquidity payments	(529)	—	1	(528)	(328)
Routing and clearing	(134)	—	—	(134)	(98)
Fixed operating expenses	(984)	(3)	51	(936)	(952)[d]
Regulatory fine income	2	—	—	2	9

Operating income	$660	$39	$(38)	$661	$535	24%

Operating margin	28.6%			29.3%	28.1%

[a]	The pro forma combined results of operations of NYSE Euronext for the three and six months ended June 30, 2008 are presented to exclude the impact of (i) acquisitions and dispositions of businesses and equity investments and (ii) foreign exchange rates for the respective periods.
[b]	Includes the impact of the Wombat and several GL Trade acquisitions, and the transfer of certain NYSE Regulation operations to FINRA.
[c]	The pro forma combined results of operations of NYSE Euronext for the three and six months ended June 30, 2008 are presented using constant US$/€ and US$/£ exchange rates.
[d]	Excludes a $13 million net curtailment gain recorded in connection with the elimination of certain components of our postretirement plans in the U.S.

NYSE Euronext

Reconciliation of non-GAAP financial measures to GAAP measures (unaudited)

(in millions)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	U.S. GAAP Results	Pro Forma Adjustments		Pro Forma Combined
Three months ended June 30, 2008
Revenues	$1,153	$(41	) [a]	$1,112
Operating expenses, net	(860)	43	[a], [b]	(817)

Operating income	293	2		295
Net interest and investment loss	(24)	—		(24)
Gain on sale of equity investment	—	—		—
Income from associates	—	—		—
Other income	9	—		9

Income before income tax provision and minority interest	278	2		280
Income tax provision	(78)	3		(75)
Minority interest	(5)	—		(5)

Net income	$195	$5		$200

Six months ended June 30, 2008
Revenues	$2,448	$(143	) [a]	$2,305
Operating expenses, net	(1,807)	162	[a], [b]	(1,645)

Operating income	641	19		660
Net interest and investment loss	(43)	—		(43)
Gain on sale of equity investment	2	(2	) [c]	—
Income from associates	1	—		1
Other income	19	—		19

Income before income tax provision and minority interest	620	17		637
Income tax provision	(180)	(2)		(182)
Minority interest	(14)	—		(14)

Net income	$426	$15		$441

[a]	Includes Activity assessment fees / Section 31 fees.
[b]	Includes merger expenses, exit costs and income from the reversal of an accrual relating to certain litigation between a former Chairman & CEO and the NYSE, which was finally terminated on July 31, 2008.
[c]	Includes gains on sale of equity investments.

NYSE Euronext

Condensed consolidated statements of financial condition (unaudited)

(in millions)

	June 30, 2008	December 31, 2007
Assets
Current assets:
Cash, cash equivalents, investment and other securities	$1,339	$1,532
Accounts receivable, net	604	566
Deferred income taxes	102	111
Other current assets	220	69

Total current assets	2,265	2,278
Property and equipment, net	676	576
Goodwill	5,565	5,014
Other intangible assets, net	7,555	7,226
Investment in associates	318	337
Deferred income taxes	395	390
Other assets	866	797

Total assets	$17,640	$16,618

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$997	$1,012
Deferred revenue	381	205
Short term debt	1,066	2,192
Deferred income taxes	44	52

Total current liabilities	2,488	3,461
Accrued employee benefits	322	312
Deferred revenue	347	349
Long term debt	1,944	521
Deferred income taxes	2,432	2,333
Other liabilities	25	27

Total liabilities	7,558	7,003
Minority interest	77	231
Stockholders’ equity	10,005	9,384

Total liabilities and stockholders’ equity	$17,640	$16,618

NYSE Euronext

Selected Statistical Data:

Volume Summary - Cash Products

	Average Daily Volume			Total Volume			Total Volume
(Unaudited)	Q2 ‘08	Q2 ‘07	% Chg	Q2 ‘08	Q2 ‘07	% Chg	YTD 2008	% Chg vs. YTD 2007
Number of Trading Days - European Markets	64	62	—	64	62	—	126	—
Number of Trading Days - U.S. Markets	64	63	—	64	63	—	125	—

European Cash Products (trades in thousands)	1,371	1,206	13.7%	87,772	74,797	17.3%	190,815	28.3%

Equities	1,325	1,156	14.6%	84,807	71,689	18.3%	184,104	29.4%
Exchange-Traded Funds	6	5	23.6%	408	320	27.6%	970	47.3%
Structured Products	35	38	-9.0%	2,213	2,356	-6.1%	5,038	2.9%
Bonds	5	7	-23.0%	344	432	-20.5%	702	-20.0%

U.S. Cash Products (shares in millions)	2,916	2,771	5.2%	186,600	174,585	6.9%	401,033	16.1%

NYSE Listed Issues [1]
NYSE Group Handled Volume [2]	2,173	2,159	0.6%	139,052	136,002	2.2%	299,138	12.1%
NYSE Group Matched Volume [3]	1,949	2,011	-3.1%	124,762	126,695	-1.5%	270,044	7.8%
NYSE Group TRF Volume [4]	253	17	1402.3%	16,178	1,060	1426.2%	29,388	2672.4%
Total NYSE Listed Consolidated Volume	4,169	3,155	32.1%	266,804	198,744	34.2%	545,144	41.0%

NYSE Group Share of Total Consolidated Volume
Handled Volume [2]	52.1%	68.4%	-16.3%	52.1%	68.4%	-16.3%	54.9%	-14.1%
Matched Volume [3]	46.8%	63.7%	-16.9%	46.8%	63.7%	-16.9%	49.5%	-15.3%
TRF Volume [4]	6.1%	0.5%	5.5%	6.1%	0.5%	5.5%	5.4%	5.1%

NYSE Arca & Amex Listed Issues

NYSE Group Handled Volume [2]	316	174	81.7%	20,222	10,955	84.6%	45,339	113.9%
NYSE Group Matched Volume [3]	272	149	82.6%	17,403	9,382	85.5%	39,172	114.3%
NYSE Group TRF Volume [4]	115	10	1040.3%	7,391	638	1058.4%	12,895	1921.1%
Total NYSE Arca & Amex Listed Consolidated Volume	988	475	108.1%	63,209	29,902	111.4%	134,735	141.6%

NYSE Group Share of Total Consolidated Volume
Handled Volume [2]	32.0%	36.6%	-4.6%	32.0%	36.6%	-4.6%	33.7%	-4.4%
Matched Volume [3]	27.5%	31.4%	-3.9%	27.5%	31.4%	-3.9%	29.1%	-3.7%
TRF Volume [4]	11.7%	2.1%	9.6%	11.7%	2.1%	9.6%	9.6%	8.4%

Nasdaq Listed Issues

NYSE Group Handled Volume [2]	427	439	-2.6%	27,326	27,628	-1.1%	56,555	-1.6%
NYSE Group Matched Volume [3]	356	356	0.1%	22,804	22,430	1.7%	47,026	0.1%
NYSE Group TRF Volume [4]	198	96	105.5%	12,690	6,078	108.8%	25,598	321.1%
Total Nasdaq Listed Consolidated Volume	2,099	2,141	-2.0%	134,315	134,889	-0.4%	283,534	5.5%

NYSE Group Share of Total Consolidated Volume
Handled Volume [2]	20.3%	20.5%	-0.2%	20.3%	20.5%	-0.2%	19.9%	-1.5%
Matched Volume [3]	17.0%	16.6%	0.4%	17.0%	16.6%	0.4%	16.6%	-0.9%
TRF Volume [4]	9.4%	4.5%	4.9%	9.4%	4.5%	4.9%	9.0%	6.8%

Exchange-Traded Funds [1,5]

NYSE Group Handled Volume [2]	334	233	43.1%	21,346	14,682	45.4%	48,287	67.9%
NYSE Group Matched Volume [3]	290	207	39.9%	18,561	13,057	42.2%	42,053	63.5%
NYSE Group TRF Volume [4]	125	16	673.0%	8,008	1,020	685.2%	14,363	1308.4%
Total ETF Consolidated Volume	1,020	551	85.0%	65,272	34,736	87.9%	141,406	113.6%

NYSE Group Share of Total Consolidated Volume
Handled Volume [2]	32.7%	42.3%	-9.6%	32.7%	42.3%	-9.6%	34.1%	-9.3%
Matched Volume [3]	28.4%	37.6%	-9.2%	28.4%	37.6%	-9.2%	29.7%	-9.1%
TRF Volume [4]	12.3%	2.9%	9.4%	12.3%	2.9%	9.4%	10.2%	8.6%

Please refer to footnotes on the following page.

NYSE Euronext

Selected Statistical Data:

Volume Summary – Derivatives Products

	Average Daily Volume			Total Volume			Total Volume
(Unaudited; contracts in thousands)	Q2 ’08	Q2 ’07	% Chg	Q2 ’08	Q2 ’07	% Chg	YTD 2008	% Chg vs. YTD 2007
Number of Trading Days - European Markets	64	62	—	64	62	—	126	—
Number of Trading Days - U.S. Markets	64	63	—	64	63	—	125	—

European Derivatives Products	4,430	3,752	18.1%	283,513	232,641	21.9%	565,757	25.1%

Total Interest Rate Products	2,274	1,878	21.1%	145,552	116,439	25.0%	316,842	33.0%

Short Term Interest Rate Products	2,178	1,759	23.8%	139,399	109,065	27.8%	303,506	35.7%
Medium and Long Term Interest Rate Products	96	119	-19.2%	6,153	7,374	-16.6%	13,336	-8.6%

Total Equity Products [6]	2,108	1,820	15.9%	134,921	112,820	19.6%	241,605	16.2%

Total Individual Equity Products	1,540	1,244	23.7%	98,550	77,154	27.7%	160,774	20.0%
Total Equity Index Products	568	575	-1.2%	36,371	35,666	2.0%	80,830	9.3%

of which Bclear	1,098	707	55.4%	70,259	43,804	60.4%	103,194	57.7%
Individual Equity Products	999	629	58.7%	63,917	39,020	63.8%	90,639	61.8%
Equity Index Products	99	77	28.4%	6,342	4,785	32.5%	12,555	33.0%

Commodity Products	46	53	-12.2%	2,963	3,269	-9.4%	7,137	20.2%

Currency Products	1	2	-32.6%	78	112	-30.4%	174	-27.9%

U.S. Derivatives Products - Equity Options [7]

NYSE Arca Options Contracts	1,512	1,115	58.9%	96,783	70,227	58.9%	215,457	54.2%
Total Consolidated Options Contracts	12,301	9,309	32.1%	787,288	586,471	34.2%	1,600,310	40.7%
NYSE Group Share of Total	12.3%	12.0%	0.3%	12.3%	12.0%	0.3%	13.5%	1.2%

[1]	Includes all volume executed in NYSE Group crossing sessions.
[2]

Represents the total number of shares of equity securities and ETFs internally matched on the NYSE Group’s exchanges or routed to and executed at an external market center. NYSE Arca routing includes odd-lots.

[3]	Represents the total number of shares of equity securities and ETFs executed on the NYSE Group’s exchanges.
[4]	Represents NYSE’s volume in FINRA/NYSE Trade Reporting Facility (TRF).
[5]	Data included in previously identified categories.
[6]	Includes all trading activities for Bclear, Liffe’s clearing service for wholesale equity derivatives.
[7]	Includes trading in U.S. equity options contracts, not equity-index options.

Source: NYSE Euronext, Options Clearing Corporation and Consolidated Tape as reported for equity securities.

All trading activity is single-counted, except European cash trading which is double counted to include both buys and sells.

NYSE Euronext

Selected Statistical Data:

Other Operating Statistics

	Three Months Ended
(Unaudited)	June 30, 2008	March 31, 2008	June 30, 2007
NYSE Euronext Listed Issuers

NYSE Listed Issuers

NYSE listed issuers[1]	2,517	2,509	2,730
Number of new issuer listings[1]	94	37	73
Capital raised in connection with new listings ($mm)[2]	$4,171	$18,708	$12,835

Euronext Listed Issuers

Euronext listed issuers[1]	1,133	1,141	1,197
Number of new issuer listings[3]	20	18	45
Capital raised in connection with new listings ($mm)[2]	$2,540	$932	$4,482

NYSE Euronext Market Data[4]

NYSE Market Data

Share of Tape A revenues (%)	51.6%	57.0%	69.5%
Share of Tape B revenues (%)	32.4%	33.9%	32.2%
Share of Tape C revenues (%)	20.2%	19.3%	23.7%
Professional subscribers (Tape A)	454,536	456,752	434,100

Euronext Market Data

Number of terminals	221,326	222,920	211,573

NYSE Euronext Operating Expenses

NYSE Euronext employee headcount[5]

NYSE Euronext headcount excluding GL Trade	3,088	3,183	3,315
GL Trade headcount	1,426	1,395	1,323

NYSE Euronext Financial Statistics

NYSE Euronext foreign exchange rate (€/US$)

Average €/US$ exchange rate for the quarter	$1.563	$1.499	$1.348

[1]

Figures for NYSE listed issuers include listed operating companies, closed-end funds, and do not include NYSE Arca, Inc. or structured products listed on the NYSE. There were 351 ETFs and 16 operating companies exclusively listed on NYSE Arca, Inc. as of June 30, 2008. There were 533 structured products listed on the NYSE as of June 30, 2008. Figures for Euronext present the operating companies listed on Eurolist, and do not include closed-end funds, ETFs and structured product (warrants and certificates). At the end of June 30, 125 companies were listed on Alternext and 324 ETFs were listed on NextTrack.

[2]

Euronext figures show capital raised in millions of dollars by operating companies listed on Eurolist, Alternext, Free Market and close-end funds, ETFs and structured products (warrants and certificates). NYSE figures show capital raised in millions of USD by operating companies listed on NYSE and Arca exchanges and do not include closed-end funds, ETFs and structured products.

[3]	Euronext figures include operating companies listed on Eurolist, Alternext and Free Market and do not include closed-end funds, ETFs and structured products (warrants and certificates).
[4]

“Tape A” represents NYSE listed securities, “Tape B” represents NYSE Arca and Amex listed securities, and “Tape C” represents Nasdaq listed securities. Per the SEC’s Regulation NMS, as of April 1, 2007, share of revenues is derived through a formula based on 25% share of trading, 25% share of value traded, and 50% share of quoting, as reported to the consolidated tape. Prior to April 1, 2007, share of revenues for Tapes A and B was derived based on share of trades reported to the consolidated tape, and share of revenue for Tape C was derived based on an average of share of trades and share of volume reported to the consolidated tape. The consolidated tape refers to the collection of market data that multiple markets make available on a consolidated basis. Share figures exclude transactions reported to the FINRA/NYSE Trade Reporting Facility.

[5]

NYSE Euronext owns approximately 40% of the common equity of GL Trade, which is listed separately on Eurolist by Euronext in Paris. NYSE Euronext consolidates the results of GL Trade. NYSE Euronext headcount, as of June 30, 2007 excludes approximately 427 employees that, effective July 30, 2007, were transferred to Financial Industry Regulatory Authority (FINRA) and are no longer employees of NYSE Euronext. NYSE Euronext headcount includes the employees of Wombat for all periods presented. NYSE Euronext headcount, as of June 30, 2008, excludes 75 employees who left June 30 as part of the voluntary resignation program initiated during 2008.

Source: NYSE Euronext